November 17, 2006

Columbus Acquisition Corp.
590 Madison Avenue
New York, New York 10022

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder and officer of Columbus Acquisition Corp. (“Company”), in consideration of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 16 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned consents to Columbus Acquisition Holdings LLC (the “LLC”) voting all Insider Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to the Insider Shares beneficially owned by him (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, Renova U.S. Management LLC (“Related Party”), shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned consents to the LLC placing in escrow all Insider Shares beneficially owned by him until one year after the Company consummates a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the LLC and an escrow agent acceptable to the Company.

8. The undersigned consents to the LLC placing in escrow all Insider Warrants that will be beneficially owned by him until 30 days after the Company consummates a Business Combination, subject to the terms of a Warrant Escrow Agreement which the Company will enter into with the LLC and an escrow agent acceptable to the Company.

9. The undersigned agrees to be a Senior Vice President of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Ladenburg and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Ladenburg and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a)  he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)  he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)  he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a Senior Vice President of the Company.

11. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

12. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

13. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned consents that the LLC will advance such funds necessary to complete such liquidation and will not seek repayment for such expenses.

14. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Ladenburg and its legal representatives or agents (including any investigative search firm retained by Ladenburg) any information they may have about the undersigned’s background and finances (“Information”). Neither Ladenburg nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

15. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

16. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO or privately from the Company simultaneously with the IPO; (iv) “Insider Warrants” shall mean the warrants being purchased in a private placement transaction simultaneously with the consummation of the IPO; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[Signature page follows]

PAUL F. LIPARI

By:	/s/ Paul F. Lipari
Signature

Exhibit A

Paul F. Lipari has been our Senior Vice President since November 2006. Mr. Lipari has been a partner of Columbus Nova since July 2006. Since February 2003, Mr. Lipari has been a founding partner of Hudson Capital Advisors, an affiliate of Columbus Nova, focused on providing investment banking advisory services (including M&A, debt and equity capital raising and restructuring services), to middle market companies. From 2001 to 2003, Mr. Lipari worked for Trimaran Capital Partners, a $1.0 billion private equity fund. At Trimaran, Mr. Lipari primarily focused on Media and Telecommunications investments. From 1997 to 2001, Mr. Lipari worked as an Executive Director in the Leveraged Finance Group for CIBC World Markets, and worked on a variety of senior bank debt, high yield debt and private/public equity transactions. While in the Leveraged Finance Group at CIBC, Mr. Lipari spent considerable time working on numerous financings for Global Crossing, a provider of telecommunications services, and was involved with monitoring CIBC's private equity investment in Global Crossing. Mr. Lipari sat on the board of Global Crossing prior to 2000. From 1994 to 1997, Mr. Lipari worked at Salomon Brothers, Inc. where he was an associate in their High Yield Group and an analyst in their Merchant Banking Group. Mr. Lipari currently serves as the Chairman of White Energy Partners, LLC, in which Columbus Nova holds a 33% interest. Mr. Lipari received an M.B.A. from The Amos Tuck Business School at Dartmouth and a B.A. from Yale University.